Exhibit 10.10

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

Dated as of April 23, 2013

among

SPROUTS FARMERS MARKETS, LLC,

as Holdings,

SPROUTS FARMERS MARKETS HOLDINGS, LLC,

as Borrower,

each Subsidiary of the Borrower identified herein,

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Collateral Agent

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TABLE OF CONTENTS

(Cont’d)

Schedules

Schedule I	Subsidiary Loan Parties
Schedule II	Commercial Tort Claims
Schedule III	Pledged Stock; Pledged Debt
Schedule IV	Intellectual Property

Exhibits

Exhibit I	Form of Supplement to the Guarantee and Collateral Agreement
Exhibit II	Form of Intellectual Property Security Agreement

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GUARANTEE AND COLLATERAL AGREEMENT dated and effective as of April 23, 2013 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among SPROUTS FARMERS MARKETS, LLC, a Delaware limited liability company (“Holdings”), SPROUTS FARMERS MARKETS HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), each Subsidiary of the Borrower listed on Schedule I hereto and each Subsidiary of the Borrower that becomes a party hereto (each, a “Subsidiary Loan Party”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent (in such capacity, the “Agent”) for the Secured Parties (as defined below).

Reference is made to the Credit Agreement dated as of the date hereof (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, Borrower, the Lenders party thereto from time to time, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent (in such capacity, the “Administrative Agent”), and the other parties named therein.

The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and the Subsidiary Loan Parties are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Therefore, to induce the Lenders to make their respective extensions of credit, the parties hereto agree as follows:

ARTICLE I.

Definitions

SECTION 1.01. Credit Agreement.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. All terms defined in Article 9 of the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account, Chattel Paper or General Intangibles.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Claiming Guarantor” has the meaning assigned to such term in Section 2.06(b).

“Collateral” means Article 9 Collateral and Pledged Collateral. For the avoidance of doubt, the term Collateral does not include any Excluded Property or Excluded Securities.

“Contributing Guarantor” has the meaning assigned to such term in Section 2.06(b).

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Pledgor under any copyright owned by a third party or any Copyright now or hereafter owned by any Pledgor, and all rights of any Pledgor under any such agreement (including any such rights that such Pledgor has the right to license).

“Copyrights” means all of the following now owned or hereafter acquired by any Pledgor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise; (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule IV; (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing; and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Excluded Property” has the meaning assigned to such term in the Credit Agreement.

“Excluded Securities” has the meaning assigned to such term in the Credit Agreement.

“Excluded Subsidiary” has the meaning assigned to such term in the Credit Agreement.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

“General Intangibles” means all “general intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, swap agreements and other agreements), Intellectual Property, goodwill, registrations, franchises and tax refund claims and any guarantee, claim, security interest or other security held by or granted to any Pledgor to secure payment by an Account Debtor of any of its Accounts.

“Guarantors” means Holdings and the Subsidiary Loan Parties.

“Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter acquired by any Pledgor, including inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“Intellectual Property Collateral” has the meaning assigned to such term in Section 4.02(g).

“Intellectual Property Security Agreement” means a security agreement substantially in the form attached hereto as Exhibit II or such other form as shall be reasonably acceptable to the Agent.

“Intercreditor Agreement” has the meaning assigned to such term in Section 7.18.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a patent or patent application owned by a third party or a Patent, now or hereafter owned by any Pledgor (including any such rights that such Pledgor has the right to license).

“Patents” means all of the following now owned or hereafter acquired by any Pledgor: (a) all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule IV, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule IV, (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in-part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Perfection Certificate” means the Perfection Certificate with respect to the Borrower and the other Pledgors delivered to the Agent as of the date hereof.

“Permitted Liens” has the meaning assigned to such term in the Credit Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01(e).

“Pledged Debt” has the meaning assigned to such term in Section 3.01(b).

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01(a).

“Pledgor” means the Borrower and each Subsidiary Loan Party; provided that, only with respect to the pledge of Equity Interests in the Borrower and the Pledged Collateral related to the Equity Interests in the Borrower (and the related representations, warranties and covenants, including the provisions of Article III), “Pledgor” shall also include Holdings.

“Prior Collateral Agent” has the meaning assigned to such term in Section 7.20.

“Secured Obligations” means, collectively, (i) the “Loan Obligations” as defined in the Credit Agreement, (ii) obligations of the Pledgors in respect of any Secured Cash Management Agreement designated by the Borrower as such in accordance with the Credit Agreement and (iii) obligations (other than Excluded Swap Obligations) of the Pledgors in respect of any Secured Hedge Agreement.

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, the Agent and each sub-agent appointed pursuant to Section 8.02 by the Administrative Agent with respect to matters relating to the Loan Documents or by the Agent with respect to matters relating to any Security Document, (c) each L/C Issuer, (d) each counterparty to any Secured Hedge Agreement entered into with a Loan Party the obligations under which constitute Secured Obligations and (e) each counterparty to a Secured Cash Management Agreement, the obligations in respect of which constitute Secured Obligations.

“Security Interest” has the meaning assigned to such term in Section 4.01(a).

“Subsidiary Loan Party” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Successor Collateral Agent” has the meaning assigned to such term in Section 7.20.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any trademark, service mark or general intangible of like nature owned by a third party or any Trademark now or hereafter owned by any Pledgor (including any such rights that such Pledgor has the right to license).

“Trademarks” means all of the following now owned or hereafter acquired by any Pledgor: (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all renewals thereof, including those listed on Schedule IV, (b) all goodwill associated with or symbolized by the foregoing, (c) all claims for, and rights to sue for, past or future infringements, dilutions or other violations of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement, dilutions or other violations thereof.

“ULC” has the meaning assigned to such term in Section 3.07.

“ULC Interests” has the meaning assigned to such term in Section 3.07.

ARTICLE II.

Guarantee

SECTION 2.01. Guarantee. Each Guarantor unconditionally guarantees to the Agent, jointly and severally with the other Guarantors, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Secured Obligations for the benefit of the Secured Parties. Each Guarantor further agrees that the Secured Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Secured Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Secured Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02. Guaranty of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at the stated maturity, by acceleration or otherwise) and not of collection, and waives any right to require that any resort be had by the Agent or any other Secured Party to any security held for the payment of the Secured Obligations or to any balance of any deposit account or credit on the books of the Agent or any other Secured Party in favor of the Borrower or any other person.

SECTION 2.03. No Limitations, Etc. (a) Except for termination or release of a Guarantor’s obligations hereunder as expressly provided for in Section 7.15 and except as provided in Section 2.04, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Secured Obligations or otherwise (other than defense of payment or performance). Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by:

(i) the failure of the Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement;

(iii) the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Agent or any other Secured Party for the Secured Obligations;

(iv) any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations;

(v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash in immediately available funds of all the Secured Obligations),

(vi) any illegality, lack of validity or enforceability of any Secured Obligation,

(vii) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Secured Obligation (other than the payment in full in cash in immediately available funds of all the Secured Obligations),

(viii) the existence of any claim, set-off or other rights that such Guarantor may have at any time against the Borrower, the Agent, or any other corporation or person, whether in connection herewith or any unrelated transactions; provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim, or

(ix) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or the Guarantors or any other guarantor or surety (other than defense of payment or performance).

Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Secured Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Secured Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any other Guarantor or the unenforceability of the Secured Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Guarantor, other than the payment in full in cash in immediately available funds of all the Secured Obligations. The Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Secured Obligations, make any other accommodation with any other Loan Party or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Secured Obligations have been paid in full in cash in immediately available funds. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any other Guarantor, as the case may be, or any security.

SECTION 2.04. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored or returned by the Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

SECTION 2.05. Agreement To Pay. In furtherance of the foregoing and not in limitation of any other right that the Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any Guarantor to pay any Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Agent for distribution to the applicable Secured Parties in cash in immediately available funds the amount of such unpaid Secured Obligation. Upon payment by any Guarantor of any sums to the Agent as provided above, all rights of such Guarantor against the Borrower, or any Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Section 2.06.

SECTION 2.06. Indemnity, Subrogation and Subordination.

(a) In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 2.06(c) hereof), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement in respect of any Secured Obligation of the Borrower, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a Secured Obligation of the Borrower, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

(b) Each Guarantor (other than Holdings) (a “Contributing Guarantor”) agrees (subject to Section 2.06(c) hereof) that, in the event a payment shall be made by any other Guarantor (other than Holdings) hereunder in respect of any Secured Obligation or assets of any other Guarantor (other than Holdings) shall be sold pursuant to any Security Document to satisfy any Secured Obligation owed to any Secured Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 2.06(a) hereof, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16 hereof, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2.06(b) shall be subrogated to the rights of such Claiming Guarantor under Section 2.06(a) hereof to the extent of such payment.

(c) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 2.06(a) and 2.06(b) hereof and all other rights of indemnity, contribution or subrogation of the Guarantors under applicable law or otherwise shall be fully subordinated to the payment in full in cash in immediately available funds of the Secured Obligations (other than contingent indemnity or expense reimbursement obligations in respect of which no claim has been made). No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 2.06(a) and 2.06(b) hereof (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of the Borrower with respect to the Secured Obligations or any Guarantor with respect to its obligations hereunder, and the Borrower shall remain liable for the full amount of the Secured Obligations and each Guarantor shall remain liable for the full amount of its obligations hereunder.

SECTION 2.07. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower and each Guarantor, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.08. Maximum Liability. Each Guarantor, and by its acceptance of this guarantee, the Agent and each Secured Party hereby confirms that it is the intention of all such persons that this guarantee and the Secured Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this guarantee and the Secured Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Agent, the Secured Parties and the Guarantors hereby irrevocably agree that the Secured Obligations of each Guarantor under this guarantee at any time shall be limited to the maximum amount as will result in the Secured Obligations of such Guarantor under this guarantee not constituting a fraudulent transfer or conveyance.

ARTICLE III.

Pledge of Securities

SECTION 3.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Pledgor hereby assigns and pledges to the

Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under:

(a) the Equity Interests directly owned by it (including those Equity Interests listed on Schedule III) and any other Equity Interests obtained in the future by such Pledgor and any certificates representing all such Equity Interests (the “Pledged Stock”); provided that the Pledged Stock shall not include any Excluded Securities or Excluded Property;

(b) (i) the debt obligations listed opposite the name of such Pledgor on Schedule II, (ii) any debt obligations in the future issued to such Pledgor having, in the case of each instance of debt obligations, an aggregate principal amount in excess of $5,000,000 and (iii) the certificates, promissory notes and any other instruments, if any, evidencing such debt obligations (the property described in clauses (b)(i), (ii) and (iii) above, the “Pledged Debt”); provided that the Pledged Debt shall not include any Excluded Securities or Excluded Property;

(c) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the Pledged Stock and the Pledged Debt;

(d) subject to Section 3.06, all rights and privileges of such Pledgor with respect to the Pledged Stock, Pledged Debt and other property referred to in clause (c) above; and

(e) all proceeds of any of the foregoing (the property referred to in clauses (a) through this clause (e), collectively, the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02. Delivery of the Pledged Collateral.

(a) Each Pledgor agrees promptly to deliver or cause to be delivered to the Agent, for the benefit of the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities are either (i) Equity Interests in Subsidiaries or (ii) in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 3.02.

(b) To the extent any Indebtedness for borrowed money constituting Pledged Collateral (other than (i) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Holdings, the Borrower and each Subsidiary or (ii) to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to any Pledgor is evidenced by a promissory note in an aggregate principal amount in excess of $5,000,000, such Pledgor shall promptly cause such promissory note to be pledged and delivered to the Agent, for the benefit of the Secured Parties, pursuant to the terms hereof. To the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the Agent, to immediately demand payment thereunder upon an Event of Default specified under Section 7.01(b), (c), (h) or (i) of the Credit Agreement, unless such demand would not be commercially reasonable or would otherwise expose such Pledgor to liability to the maker.

(c) Upon delivery to the Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 3.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Agent and by such other instruments and documents as the Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule III (or a supplement to Schedule III, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 3.03. Representations, Warranties and Covenants. The Pledgors, jointly and severally, represent, warrant and covenant to and with the Agent, for the benefit of the Secured Parties, that:

(a) Schedule III correctly sets forth (and, with respect to any Pledged Stock issued by an issuer that is not a subsidiary of Holdings, correctly sets forth, to the knowledge of the relevant Pledgor), as of the date hereof, the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes (i) all Equity Interests pledged hereunder and (ii) all debt obligations and promissory notes or instruments evidencing Indebtedness, in each case under this clause (ii) pledged hereunder and in an aggregate principal amount in excess of $5,000,000;

(b) the Pledged Stock and Pledged Debt (and, with respect to any Pledged Stock or Pledged Debt issued by an issuer that is not a subsidiary of Holdings, to the knowledge of the relevant Pledgor), as of the date hereof, (x) have been duly and validly authorized and issued by the issuers thereof and (y)(i) in the case of Pledged Stock, are fully paid and, with respect to Equity Interests constituting capital stock of a corporation, nonassessable (subject to the assessability of the shares of a ULC) and (ii) in the case of Pledged Debt, are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;

(c) except for the security interests granted hereunder (or otherwise not prohibited by the Loan Documents), each Pledgor (i) is and, subject to any transfers made not in violation of the Credit Agreement or each other Loan Document, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule III (as may be supplemented from time to time pursuant to Section 3.02(c)) as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction not prohibited by the Loan Documents and other than Permitted Liens and (iv) subject to the rights of such Pledgor under the Loan Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

(d) other than as set forth in the Credit Agreement and except for restrictions and limitations imposed by the Loan Documents or securities laws generally or otherwise not prohibited by the Credit Agreement (or, in the case of shares of a ULC, any requirement that transfers of such shares be approved by the directors of the ULC), the Pledged Stock (other than partnership interests) is and will continue to be freely transferable and assignable, and none of the Pledged Stock is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Stock hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Agent of rights and remedies hereunder other than under applicable Requirement of Law;

(e) each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) other than as set forth in the Credit Agreement, as of the date hereof, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (or the transfer of the Pledged Securities upon a foreclosure thereof (other than compliance with any securities law applicable to the transfer of securities, or, in the case of shares of a ULC, any requirement that transfers of such shares be approved by the directors of the ULC), in each case other than such as have been obtained and are in full force and effect;

(g) by virtue of the execution and delivery by the Pledgors of this Agreement and the Intercreditor Agreements, when any Pledged Securities (including Pledged Stock of any Domestic Subsidiary) are delivered to the Agent, for the benefit of the Secured Parties, in accordance with this Agreement and the Intercreditor Agreements and a financing statement naming the Agent as the secured party and covering such Pledged Securities is filed in the appropriate filing office, the Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities under the New York UCC, subject only to Permitted Liens, as security for the payment and performance of the Secured Obligations, to the extent such perfection is governed by the New York UCC; and

(h) each Pledgor that is an issuer of the Pledged Collateral confirms that it has received notice of the security interest granted hereunder and consents to such security interest and, subject to the terms of the Intercreditor Agreements, agrees to transfer record ownership of the securities issued by it in connection with any request by the Agent if an Event of Default has occurred and is continuing;

SECTION 3.04. Certification of Limited Liability Company and Limited Partnership Interests.

(a) As of the Closing Date, except as set forth on Schedule II, the Equity Interests in limited liability companies that are pledged by the Pledgors hereunder and do not have a certificate number listed on Schedule II (and, with respect to any Pledged Stock issued by an issuer that is not a subsidiary of Holdings, to the relevant Pledgor’s knowledge) do not constitute a security under Section 8-103 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction.

(b) The Pledgors shall at no time elect to treat any interest in any limited liability company or limited partnership controlled by a Pledgor and pledged hereunder as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest, unless promptly thereafter (and in any event within 30 days or such longer period as the Applicable Agent may permit in its reasonable discretion) the applicable Pledgor provides notification to the Collateral Agent of such election and delivers, as applicable, any such certificate to the Applicable Agent pursuant to the terms hereof.

SECTION 3.05. Registration in Nominee Name; Denominations. The Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities (other than Pledged Securities that are ULC Interests) in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Following the occurrence and during the continuance of an Event of Default, each Pledgor will promptly give to the Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. If an Event of Default shall have occurred and be continuing, the Agent shall have the right to exchange the certificates representing Pledged Securities (other than Pledged Securities that are ULC Interests) held by it for certificates of smaller or larger denominations for any purpose consistent with this Agreement. With respect to Pledged Securities that are ULC Interests, at any time at which an Event of Default has occurred and is continuing, the Agent shall have the right to require the Pledgors to cause the ULC Interests to be transferred and registered as the Agent may direct and each applicable Pledgor covenants that, at the time of any such transfer, it will provide all required consents and approvals. Each Pledgor shall use its commercially reasonable efforts to cause any Subsidiary that is not a party to this Agreement to comply with a request by the Agent, pursuant to this Section 3.05, to exchange certificates representing Pledged Securities of such Subsidiary for certificates of smaller or larger denominations.

SECTION 3.06. Voting Rights; Dividends and Interest, etc.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Agent shall have given written notice to the relevant Pledgors of the Agent’s intention to exercise its rights hereunder:

(i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement or, the other Loan Documents; provided, that, except as not prohibited by the Credit Agreement, such rights and powers shall not be exercised in any manner that could be reasonably likely to materially and adversely affect the rights and remedies of any of the Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents, and applicable laws; provided that (A) any noncash dividends, interest, principal or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Securities to the extent such Pledgor has the rights to receive such Pledged Securities if they were declared, distributed and paid on the date of this Agreement, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise or (B) any non-cash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities to the extent such Pledgor has the rights to receive such Pledged Securities if they were declared, distributed and paid on the date of this Agreement, in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, shall be and become part of the Pledged Collateral and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Agent, for the benefit of the Secured Parties, and shall be promptly delivered to the Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Agent).

(b) Upon the occurrence and during the continuance of an Event of Default and after written notice by the Agent to the relevant Pledgors of the Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to receive dividends, interest, principal or other distributions with respect to Pledged Securities that are not ULC Interests that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided, that the Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to receive and retain such amounts; provided, further, that notwithstanding the foregoing, any Pledgor may continue to exercise dividend and distribution rights solely to the extent permitted under the Credit Agreement. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 3.06 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Agent, for the benefit of the Secured Parties, and shall be forthwith delivered to the Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Agent). Any and all money and other property paid over to or received by the Agent pursuant to the provisions of this paragraph (b) shall be retained by the Agent in an account to be established by the Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Agent a certificate to that effect, the Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account. With respect to Pledged Securities that are ULC Interests, all rights of any Pledgor to receive dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall continue and not become vested or held in trust for or on behalf of the Agent.

(c) Upon the occurrence and during the continuance of an Event of Default and after written notice by the Agent to the Borrower of the Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06 with respect to Pledged Securities that are not ULC Interests, and the obligations of the Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Agent, for the benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Agent a certificate to that effect, each Pledgor shall have the right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above and the obligations of the Agent under paragraph (a)(ii) shall be in effect. With respect to Pledged Securities that are ULC Interests, all rights of any Pledgor to exercise the voting and/or other consensual rights and powers that such Pledgor is authorized to exercise pursuant to paragraph (a)(i) of this Section 3.06 shall continue and all such rights shall not become vested in the Agent for the benefit of the Secured Parties.

(d) Notwithstanding anything to the contrary in this Agreement, the only Collateral pledged by Holdings in this Agreement is the pledge of Equity Interests in the Borrower and Pledged Collateral related to the Equity Interests in the Borrower and Holdings shall not be deemed to have pledged or granted a security interest in any other of its assets under this Agreement.

SECTION 3.07. Unlimited Liability Corporations. Notwithstanding the grant of security interest made by a Pledgor in favor of the Agent, its successor and assigns, for the benefit of the Secured Parties, of all of its Pledged Securities, any Pledgor that controls any interest (for the purposes of this Article II, “ULC Interests”) in any unlimited liability corporation (for the purposes of this Article II, a “ULC”) pledged hereunder shall remain registered as the sole registered and beneficial owner of such ULC Interests and will remain as registered and beneficial owner until such time as such ULC Interests are effectively transferred into the name of the Agent or any other person on the books and records of such ULC. Nothing in this Agreement is intended to or shall constitute the Agent or any person as a shareholder of any ULC until such time as notice is given to such ULC and further steps are taken thereunder so as to register the Agent or any other person as the holder of the ULC Interests of such ULC. To the extent any provision hereof would have the effect of constituting the Agent or any other person as a shareholder of a ULC prior to such time, such provision shall be severed therefrom and ineffective with respect to the ULC Interests of such ULC without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Stock which are not ULC Interests. Except upon the exercise of rights to sell or otherwise dispose of ULC Interests following the occurrence and during the continuance of an Event of Default hereunder, no Pledgor shall cause or permit, or enable any ULC in which it holds ULC Interests to cause or permit, the Agent to: (a) be registered as shareholders of such ULC; (b) have any notation entered in its favor in the share register of such ULC; (c) be held out as a shareholder of such ULC; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Agent holding a security interest in such ULC; or (e) act as a shareholder of such ULC, or exercise any rights of a shareholder of such ULC including the right to attend a meeting of, or to vote the shares of, such ULC.

ARTICLE IV.

Security Interests in Other Personal Property

SECTION 4.01. Security Interest.

(a) As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Pledgor hereby assigns and pledges to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures and other Goods;

(vii) all General Intangibles;

(viii) all Instruments other than debt obligations, which are governed pursuant to Article III;

(ix) all Intellectual Property (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of Lanham Act has been filed, to the extent, if any, that any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act);

(x) all Inventory;

(xi) all Investment Property other than the Pledged Collateral and debt obligations, which are governed pursuant to Article III;

(xii) all Letter of Credit Rights;

(xiii) all Commercial Tort Claims not constituting Excluded Property, as described on Schedule II (as may be supplemented from time to time pursuant to Section 3.04) hereto;

(xiv) all books and records pertaining to the Article 9 Collateral; and

(xv) to the extent not otherwise included, all proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, this Agreement shall not constitute a grant of a security interest in (and the Article 9 Collateral shall not include), and the other provisions of the Loan Documents with respect to Collateral need not be satisfied with respect to, the Excluded Property.

(b) Each Pledgor hereby irrevocably authorizes the Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement, including describing such property as “all assets” or “all personal property” or words of similar effect. Each Pledgor agrees to provide such information to the Agent promptly upon request.

The Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Pledgor in such Pledgor’s Patents, Trademarks and Copyrights, without the signature of such Pledgor, and naming such Pledgor or the Pledgors as debtors and the Agent as secured party. Notwithstanding anything to the contrary herein, no Pledgor shall be required to take any action under the laws of any jurisdiction other than the United States of America (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the Security Interest in any Article 9 Collateral of such Pledgor constituting Patents, Trademarks or Copyrights or any other assets.

(c) The Security Interest is granted as security only and shall not subject the Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.

(d) Notwithstanding anything to the contrary in this Agreement, none of the Pledgors shall be required to enter into any control agreements or control, lockbox or similar arrangements with respect to any Deposit Accounts, Securities Accounts, Commodities Accounts or any other assets (other than the delivery of Pledged Securities to the Agent to the extent required by Article III).

SECTION 4.02. Representations and Warranties. The Pledgors jointly and severally represent and warrant to the Agent for the benefit of the Secured Parties that:

(a) Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except where the failure to have such rights and title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person as of the date hereof other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Credit Agreement.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Pledgor, is correct and complete, in all material respects, as of the date hereof. Except as provided in Section 5.10 of the Credit Agreement, the Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral that have been prepared for filing in each governmental, municipal or other office specified in the Perfection Certificate constitute all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary as of the date hereof to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof), and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Except as provided in Section 5.10 of the Credit Agreement, each Pledgor represents and warrants that Intellectual Property Security Agreements executed by the applicable Pledgors containing descriptions of all Article 9 Collateral that consists of United States issued Patents (and Patents for which United States registration applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registrations are pending) have been delivered to the Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and reasonably requested by the Agent, to protect the validity of and to establish a legal, valid and perfected security interest (or in the case of Patents and Trademarks, notice thereof) in favor of the Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property as of the date hereof in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, as applicable, (ii) subject to the filings described in Section 4.02(b), as of the date hereof a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral, in which a security interest may be perfected upon the receipt and recording of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Liens.

(d) The Article 9 Collateral is owned by the Pledgors free and clear of any Lien, other than Permitted Liens. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office for the benefit of a third party or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(e) None of the Pledgors holds any Commercial Tort Claim individually reasonably estimated to exceed $5,000,000 as of the date hereof except as indicated on Schedule II.

(f) [Intentionally Omitted]

(g) As to itself and its Article 9 Collateral consisting of Intellectual Property (other than licenses of copyrights, trademarks or patents owned by a third party) (the “Intellectual Property Collateral”), to each Pledgor’s knowledge:

(i) The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or in part, and to such Pledgor’s knowledge, is valid and enforceable, except as would not reasonably be expected to have a Material Adverse Effect. Such Pledgor is not aware of any current uses of any item of Intellectual Property Collateral that would be expected to lead to such item becoming invalid or unenforceable, except as would not reasonably be expected to have a Material Adverse Effect.

(ii) Such Pledgor has made or performed all commercially reasonable acts, including without limitation filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect in the United States and such Pledgor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright in the Intellectual Property Collateral, in each case, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(iii) Except as would not reasonably be expected to have a Material Adverse Effect, no Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

SECTION 4.03. Covenants.

(a) Each Pledgor agrees to comply with Section 5.10(f) of the Credit Agreement. Each Pledgor agrees to promptly notify the Agent if any material portion of the Article 9 Collateral owned or held by such Pledgor is damaged or destroyed.

(b) Subject to the rights of such Pledgor under the Loan Documents to dispose of Collateral, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Agent, for the benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c) Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent may from time to time reasonably request to better assure, preserve, protect, defend and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith, all in accordance with the terms hereof and the terms of the Credit Agreement.

Without limiting the generality of the foregoing, each Pledgor hereby authorizes the Agent, with prompt notice thereof to the Pledgors, to supplement this Agreement by supplementing Schedule IV or adding additional schedules hereto to specifically identify any asset or item that may constitute a Copyright, Patent or Trademark; provided that any Pledgor shall have the right, exercisable within 90 days after the Borrower has been notified by the Agent of the specific identification of such Article 9 Collateral (or such later date as the Agent may agree), to advise the Agent in writing of any inaccuracy of the representations and warranties made by such Pledgor hereunder with respect to such Article 9 Collateral. Each Pledgor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral within 90 days after the date it has been notified by the Agent of the specific identification of such Article 9 Collateral (or such later date as the Agent may agree).

(d) After the occurrence and during the continuance of an Event of Default, the Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party, subject to Section 9.16 of the Credit Agreement.

(e) The Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the Credit Agreement, and each Pledgor jointly and severally agrees to reimburse the Agent on demand for any reasonable and documented payment made or any reasonable and documented out-of-pocket expense incurred by the Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Agent or any Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f) Each Pledgor (rather than the Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Agent and the Secured Parties from and against any and all liability for such performance.

(g) None of the Pledgors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as not prohibited by the Credit Agreement. None of the Pledgors shall make or permit to be made any transfer of the Article 9 Collateral, except as not prohibited by the Credit Agreement or any Intercreditor Agreement.

(h) [Intentionally Omitted]

(i) Each Pledgor irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required by the Loan Documents or to pay any premium in whole or part relating thereto, the Agent may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Agent reasonably deems advisable. All sums disbursed by the Agent in connection with this Section 4.03(i), including reasonable and documented attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Agent and shall be additional Secured Obligations secured hereby.

SECTION 4.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Agent to enforce, for the benefit of the Secured Parties, the Security Interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. If any Pledgor shall at any time own or acquire any Instruments (other than debt obligations which are pledged pursuant to Article III and checks received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing an amount in excess of $5,000,000, such Pledgor shall promptly (and in any event within 45 days of its acquisition or such longer period as the Agent may agree) notify the Agent and promptly (and in any event within 5 days following such notice or such longer period as the Agent may agree) endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time reasonably request.

(b) Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $5,000,000, such Pledgor shall promptly notify the Agent thereof in a writing signed by such Pledgor, including a summary description of such claim, and deliver to the Agent in writing a supplement to Schedule II including such description.

SECTION 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. Except as not prohibited by the Credit Agreement:

(a) Each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the normal conduct of such Pledgor’s business may become prematurely invalidated, abandoned, lapsed or dedicated to the public.

(b) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each material Trademark necessary to the normal conduct of such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, and (ii) maintain the quality of products and services offered under such Trademark in a manner consistent with the operation of such Pledgor’s business.

(c) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a material Copyright necessary to the normal conduct of such Pledgor’s business that it publishes, displays and distributes, use copyright notice as required under applicable copyright laws.

(d) Each Pledgor shall notify the Agent promptly if it knows that any Patent, Trademark or Copyright material to the normal conduct of such Pledgor’s business may imminently become abandoned, lapsed or dedicated to the public, or of any materially adverse determination or development, excluding non-final office actions and similar determinations or developments, in the United States Patent and Trademark Office or United States Copyright Office, any court or any similar office of any country, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(e) Each Pledgor, either by itself or through any agent, employee, licensee or designee, shall (i) inform the Agent on an annual basis of each application for, or registration or issuance of any Patent or Trademark with the United States Patent and Trademark Office and each registration of any Copyright with the United States Copyright Office filed by or on behalf of, or issued to, or acquired by, any Pledgor during the preceding twelve-month period and (ii) upon the reasonable request of the Agent, execute and deliver any and all agreements, instruments, documents and papers as the Agent may reasonably request to evidence the Agent’s Security Interest in such Patent, Trademark or Copyright and the perfection thereof, provided, that the provisions hereof shall automatically apply to any such Patent, Trademark or Copyright and any such Patent, Trademark or Copyright shall automatically constitute Collateral as if such would have constituted Collateral at the time of execution hereof and be subject to the Lien and Security Interest created by this Agreement without further action by any party.

(f) Each Pledgor shall exercise its reasonable business judgment consistent with its past practice in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office with respect to maintaining and pursuing each material application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Pledgor’s business and to maintain (i) each issued Patent that is material to the normal conduct of such Pledgor’s business and (ii) the registrations of each Trademark and each Copyright that is material to the normal conduct of such Pledgor’s business, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Pledgor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the normal conduct of its business has been materially infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the Agent and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances.

(h) Upon and during the continuance of an Event of Default, at the reasonable request of the Agent, each Pledgor shall use commercially reasonable efforts to obtain all requisite consents or approvals from each licensor under each Copyright License, Patent License or Trademark License to effect the assignment of all such Pledgor’s right, title and interest thereunder to (in the Agent’s sole discretion) the designee of the Agent or the Agent; provided, however, that nothing contained in this Section 4.05(h) should be construed as an obligation of any Pledgor to incur any costs or expenses in connection with obtaining such approval.

ARTICLE V.

Remedies

SECTION 5.01. Remedies Upon Default. In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreements, the Agent may take any action specified in this Section 5.01. Upon the occurrence and during the continuance of an Event of Default, (i) each Pledgor agrees to deliver each item of Collateral to the Agent on demand, and (ii) it is agreed that the Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Agent or to license or sublicense (subject to any such licensee’s obligation to maintain the quality of the goods and/or services provided under any Trademark consistent with the quality of such goods and/or services provided by the Pledgors immediately prior to the Event of Default), whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Pledgor hereby agrees to use), (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and (c) generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law or equity. Without limiting the generality of the foregoing, each Pledgor agrees that the Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Agent shall deem appropriate. The Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 5.01 the Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold (other than in violation of any then-existing licensing or trademark co-existence arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Pledgor hereby agrees to use). Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Agent shall give the applicable Pledgors 10 Business Days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. The Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 5.02 without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02. Application of Proceeds. The Agent shall, subject to the Intercreditor Agreements, promptly apply the proceeds, moneys or balances of any collection or sale of Collateral realized through the exercise by the Agent of its remedies hereunder, as well as any Collateral consisting of cash at any time when remedies are being exercised hereunder, in accordance with Section 7.02 of the Credit Agreement.

The Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03. [Intentionally Omitted].

SECTION 5.04. Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as amended, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Agent if the Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Agent, subject to the terms of the Intercreditor Agreements, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Agent, subject to the terms of the Intercreditor Agreements, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Agent sells.

ARTICLE VI.

[RESERVED]

ARTICLE VII.

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Pledgor shall be given to it in care of the Borrower, with such notice to be given as provided in Section 9.01 of the Credit Agreement.

SECTION 7.02. Security Interest Absolute. To the extent permitted by law, all rights of the Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, the Intercreditor Agreements or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Secured Obligations or this Agreement (other than a defense of payment or performance).

SECTION 7.03. Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Agent and a counterpart hereof shall have been executed on behalf of the Agent, and thereafter shall be binding upon such party and the Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as not prohibited by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released in accordance with Sections 7.09 and 7.15.

SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or the Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.

SECTION 7.06. Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Agent shall be entitled to reimbursement of its expenses incurred hereunder by the Pledgors, and the Agent and other Indemnitees shall be indemnified by the Pledgors, in each case of this clause (a), mutatis mutandis, as provided in Section 9.05 of the Credit Agreement.

(b) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any other Secured Party. All amounts due under this Section 7.06 shall be payable within fifteen days of written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested .

(c) The agreements in this Section 7.06 shall survive the resignation of the Agent and the termination of this Agreement.

SECTION 7.07. Agent Appointed Attorney-in-Fact. Subject to the Intercreditor Agreements, each Pledgor hereby appoints the Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, subject to applicable Requirements of Law and the Intercreditor Agreements, the Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Pledgor to notify, Account Debtors to make payment directly to the Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own or their Related Parties’ gross negligence or willful misconduct.

SECTION 7.08. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

SECTION 7.09. Waivers; Amendment.

(a) No failure or delay by the Agent, any L/C Issuer, any Lender or any other Secured Party in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Agent, any L/C Issuer, the Lenders or any other Secured Party hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Agent, any Lender, any L/C Issuer or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement and except as otherwise provided in the Intercreditor Agreements. The Agent may conclusively rely on a certificate of an officer of the Borrower as to whether any amendment contemplated by this Section 7.09(b) is permitted.

(c) Notwithstanding anything to the contrary contained herein, the Agent may grant extensions of time or waivers of the requirement for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets (including extensions beyond the date hereof for the perfection of security interests in the assets of the Pledgors on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items cannot be accomplished by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents.

SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

SECTION 7.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.04. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original.

SECTION 7.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.14. Jurisdiction; Consent to Service of Process.

(a) Each party to this Agreement irrevocably and unconditionally hereby agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party or any affiliate thereof, in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan

Document shall affect any right that the Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Pledgor or its properties in the courts of any jurisdiction.

(b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.15. Termination or Release. In each case subject to the terms of the Intercreditor Agreements:

(a) This Agreement, the guarantee hereunder, the pledges made herein, the Security Interest and all other security interests granted hereby, shall automatically terminate and/or be released upon the occurrence of the Termination Date.

(b) A Subsidiary Loan Party shall automatically be released from its guarantee hereunder and its other obligations hereunder and the security interests in the Collateral of such Subsidiary Loan Party shall be automatically released upon the consummation of any transaction not prohibited by the Credit Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary of the Borrower or otherwise becomes an Excluded Subsidiary or ceases to be a Pledgor or is otherwise released from its obligations under the Guarantee, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to such Subsidiary Loan Party. In addition, immediately prior to the consummation of a Qualified IPO of the Borrower, Holdings’ guarantee hereunder and its other obligations hereunder, and the security interests in the Collateral of Holdings shall be automatically released (unless the Borrower shall elect in its sole discretion that such release shall not be effected).

(c) The security interests in any Collateral shall automatically be released (i) upon any sale or other transfer by any Pledgor of any Collateral that is not prohibited by the Credit Agreement to any person that is not a Pledgor, (ii) upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement (to the extent required), the security interest in such Collateral shall be automatically released, all without delivery of any instrument or performance of any act by any party or (iii) as otherwise may be provided in the Intercreditor Agreement.

(d) A Pledgor shall automatically be released from its Guarantee and its other obligations hereunder and/or the security interests in any Collateral shall in each case be automatically released upon the occurrence of any of the circumstances set forth in Section 9.18 of the Credit Agreement without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to any applicable Pledgor.

(e) In connection with any termination or release pursuant to this Section 7.15, the Agent shall execute and deliver to any Pledgor all documents that such Pledgor shall reasonably request to evidence such termination or release (including, without limitation, Uniform Commercial Code termination statements), and will duly assign and transfer to such Pledgor, such of the Pledged Collateral that may be in the possession of the Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Agent. In connection with any release pursuant to this Section 7.15, the Pledgors shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of Uniform Commercial Code termination statements. Upon the receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Borrower, the Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Agreement. The Pledgors agree to pay all reasonable and documented out-of-pocket expenses incurred by the Agent (and its representatives and counsel) in connection with the execution and delivery of such release documents or instruments.

SECTION 7.16. Additional Subsidiaries. Upon execution and delivery by any Subsidiary that is required or permitted to become a party hereto by the Collateral Requirement or by Section 5.10 of the Credit Agreement of an instrument substantially in the form of Exhibit I hereto (or another instrument reasonably satisfactory to the Agent and the Borrower), such subsidiary shall become a Subsidiary Loan Party hereunder with the same force and effect as if originally named as a Subsidiary Loan Party herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

SECTION 7.17. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Agent and each L/C Issuer is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, the Agent or such L/C Issuer to or for the credit or the account of any party to this Agreement against any of and all the obligations of such party now or hereafter existing under this Agreement owed to such Lender, the Agent or such L/C Issuer, irrespective of whether or not such Lender, the Agent or such L/C Issuer shall have made any demand under this Agreement and although such obligations may be unmatured; provided, however, that any Defaulting Lender’s set-off right hereunder shall be subject to Section 9.06 of the Credit Agreement. Notwithstanding anything to the contrary contained herein, no Lender or any of its respective Affiliates shall have a right to set off and apply any deposits held by, or other Indebtedness owing by, such Lender or any of its Affiliates to or for the credit or the account of any subsidiary of a Loan Party that (i) is not a “United States person” within the meaning of Section 7701(a)(30) of the Code or (ii) is a subsidiary of a person described in clause (i), unless (in either case) such subsidiary is not a direct or indirect Subsidiary of the Borrower. Each Lender agrees promptly to notify the Borrower and the Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of each Lender, the Agent and L/C Issuer under this Section 7.17 are in addition to other rights and remedies (including other rights of set-off) that such Lender, the Agent and such L/C Issuer may have.

SECTION 7.18. Subject to Intercreditor Agreement. Notwithstanding anything herein to the contrary, from and after the execution and delivery of any intercreditor agreement contemplated by Section 8.12 or 8.14 of the Credit Agreement (including, without limitation, any Permitted Pari Passu Intercreditor Agreement or any Permitted Junior Intercreditor Agreement) (each an “Intercreditor Agreement”), (i) the Liens and security interests granted to the Agent pursuant to this Agreement will be subject to such Intercreditor Agreement and (ii) the exercise of any right or remedy by the Agent hereunder will be subject to the limitations and provisions of such Intercreditor Agreement. In the event of any conflict between the terms of such Intercreditor Agreement and the terms of this Agreement, the terms of such Intercreditor Agreement shall govern. Nothing herein is intended, or shall be construed, to give any Pledgor any additional right, remedy or claim under, to or in respect of this Agreement or any Collateral.

SECTION 7.19. General Authority of Agent.

(a) By acceptance of the benefits of this Agreement and any other Security Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (i) to consent to the appointment of the Agent as its agent hereunder and under such other Security Documents, (ii) to confirm that the Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provision of this Agreement and such other Security Documents against any Pledgor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder thereunder relating to any Collateral or any Pledgor’s obligations with respect thereto, (iii) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Security Document against any Pledgor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Security Document and (iv) to agree to be bound by the terms of this Agreement and any other Security Documents.

(b) Each Pledgor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Secured Parties, be governed by the Credit Agreement and such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Pledgors, the Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 7.20. Person Serving as Collateral Agent. On the date hereof, the Agent hereunder is the same person that is the Administrative Agent under (and as defined in) the Credit Agreement. Written notice of resignation by the Administrative Agent under (and as defined in) the Credit Agreement pursuant to the Credit Agreement shall also constitute notice of resignation as the Agent under this Agreement. Upon the acceptance of any appointment as the Administrative Agent under (and as defined in) the Credit Agreement by a successor, that successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent pursuant hereto. The Agent immediately prior to any change in Agent pursuant to this Section 7.20 (the “Prior Collateral Agent”) shall be deemed to have assigned all of its rights, powers and duties hereunder to the successor Agent determined in accordance with this Section 7.20 (the “Successor Collateral Agent”) and the Successor Agent shall be deemed to have accepted, assumed and succeeded to such rights, powers and duties. The Prior Agent shall cooperate with the Pledgors and such Successor Agent to ensure that all actions are taken that are necessary or reasonably requested by the Successor Agent to vest in such the Successor Agent the rights granted to the Prior Agent hereunder with respect to the Collateral, including (a) the filing of amended financing statements in the appropriate filing offices, (b) to the extent that the Prior Agent holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the New York UCC or the Uniform Commercial Code of any other applicable jurisdiction) over Collateral pursuant to this Agreement or any other Security Document, the delivery, to the Successor Agent of the Collateral in its possession or control together with any necessary endorsements to the extent required by this Agreement, and (c) the execution and delivery of any further documents, financing statements or agreements and the taking of all such further action that may be required under any applicable law, or that the Successor Agent may reasonably request, all without recourse to, or representation or warranty by, the Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SPROUTS FARMERS MARKETS, LLC SPROUTS FARMERS MARKETS HOLDINGS, LLC SFM, LLC SF MARKET TEXAS, LLC HENRY’S HOLDINGS LLC SUNFLOWER FARMERS MARKETS, LLC SFM MANAGER, LLC

By:	/s/ Amin Maredia
Name:	Amin Maredia
Title:	Chief Financial Officer

SPROUTS FARMERS MARKET TEXAS, LP

By:	SFM Manager, LLC, its general partner

By:	/s/ Amin Maredia
	Name:	Amin Maredia
	Title:	Chief Financial Officer

[Signature Page to Guarantee and Collateral Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Agent

By:	/s/ Robert Hetu
	Name:	Robert Hetu
	Title:	Authorized Signatory

By:	/s/ Patrick Freytag
	Name:	Patrick Freytag
	Title:	Authorized Signatory

[Signature Page to Guarantee and Collateral Agreement]

Exhibit I

to the Guarantee and Collateral Agreement

SUPPLEMENT NO.      dated as of                      (this “Supplement”), to the Guarantee and Collateral Agreement dated as of April 23, 2013 (as heretofore amended and/or supplemented, the “Collateral Agreement”), among SPROUTS FARMERS MARKETS, LLC, a Delaware limited liability company (“Holdings”), SPROUTS FARMERS MARKETS HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), each Subsidiary Loan Party party thereto and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent (in such capacity, the “Agent”) for the Secured Parties (as defined below).

A. Reference is made to the Credit Agreement dated as of April 23, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the Lenders party thereto from time to time, the Agent and the other parties thereto.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Collateral Agreement as applicable.

C. The Pledgors have entered into the Collateral Agreement pursuant to the requirements set forth in Section 5.10 of the Credit Agreement. Section 7.16 of the Collateral Agreement provides that additional Subsidiaries may become Subsidiary Loan Parties under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Loan Party under the Collateral Agreement.

Accordingly, the Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.16 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Loan Party, a Guarantor and a Pledgor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Loan Party, a Guarantor and a Pledgor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Loan Party, a Guarantor and a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor and a Pledgor thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and Lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Subsidiary Loan Party” or a “Pledgor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3. This Supplement may be executed in two or more counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when the Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that, as of the date hereof, (a) set forth on Schedule I attached hereto is a true and correct schedule of any and all of (and, with respect to any Pledged Stock issued by an issuer that is not a subsidiary of Holdings, correctly sets forth, to the knowledge of the New Subsidiary) the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes (i) all Equity Interests pledged hereunder and (ii) the debt obligations and promissory notes or instruments evidencing Indebtedness, in each case under this clause (ii) pledged hereunder and in an aggregate principal amount in excess of $5,000,000 now owned by the New Subsidiary required to be pledged in order to satisfy the Collateral and Guarantee Requirement or delivered pursuant to Sections 2.02(a) and 2.02(b) of the Collateral Agreement, (b) set forth on Schedule II attached hereto is a list of any and all Intellectual Property now owned by the New Subsidiary consisting of Patents and Trademarks applied for or registered with the U.S. Patent and Trademark Office and U.S. Copyrights applied for or registered with the U.S. Copyright Office, (c) set forth on Schedule III attached hereto is a list of all Commercial Tort Claims in excess of $5,000,000 held by the New Subsidiary as of the date hereof and (d) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of organization and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

SECTION 7. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall (except as otherwise expressly permitted by the Collateral Agreement) be in writing and given as provided in Section 7.01 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, disbursements and other charges of counsel for the Agent.

[Signature Page Follows]

IN WITNESS WHEREOF, the New Subsidiary has duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[Name of New Subsidiary]

By:
Name:
Title:

Legal Name:

Jurisdiction of Formation:

Schedule I

to Supplement No.     to the

Guarantee and Collateral Agreement

Pledged Stock; Pledged Debt

A.	Pledged Stock

Issuer	Record Owner	Certificate No. (if applicable)	Number and Class (if applicable)	Percentage of Equity Interest Owned	Percent Pledged

B.	Pledged Debt

Payee	Payor	Principal Amount	Date of Issuance	Maturity Date

Schedule II

to Supplement No.     to the

Guarantee and Collateral Agreement

Intellectual Property of the New Subsidiary

A.	Patents Owned by [Name of Pledgor][1]

U.S. Patent Registrations2

Type	Registration No.	Expiration Date

U.S. Published Patent Applications3

Type	Application No.	Filing Date

[1]	Make a separate page of Schedule II(A) for each Pledgor and state if no Patents are owned.
[2]	List in numerical order by Registration No.
[3]	List in numerical order by Application No.

B.	Copyrights Owned by [Name of Pledgor][1]

U.S. Copyright Registrations2

Type	Registration No.	Expiration Date

U.S. Copyright Applications3

Type	Registration No.	Filing Date

[1]	Make a separate page of Schedule II(B) for each Pledgor and state if no Copyrights are owned.
[2]	List in numerical order by Registration No.
[3]	List in numerical order by Application No.

C.	Trademarks Owned by [Name of Pledgor][1]

U.S. Trademark Registrations2

Mark	Registration No.	Expiration Date

U.S. Trademark Applications3

Mark	Application No.	Filing Date

[1]	Make a separate page of Schedule II(C) for each Pledgor and state if no Trademarks are owned.
[2]	List in numerical order by Registration No.
[3]	List in numerical order by Application No.

Schedule III

to Supplement No.     to the

Guarantee and Collateral Agreement

Commercial Tort Claims

[Identify any Commercial Tort Claims individually in excess of $5,000,000, including brief description thereof, in numbered list format. If there are none, insert “None” on this schedule rather than modifying the operative provisions of the Supplement to remove references to this Schedule III]

Schedule IV

to the Guarantee and Collateral Agreement

Intellectual Property

Patents and Trademarks

Copyrights

Exhibit II

to the Guarantee and Collateral Agreement

Form of Intellectual Property Security Agreement

[FORM OF] [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT dated as of [DATE] (this “Agreement”), made by [—], a [—] [—] (the “Pledgor”), in favor of CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent (as defined below).

Reference is made to the Guarantee and Collateral Agreement dated as of April 23, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among Sprouts Farmers Markets, LLC, Sprouts Farmers Markets Holdings, LLC, (the “Borrower”), and each subsidiary of the Borrower identified therein and Credit Suisse AG, Cayman Islands Branch, as collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein). The parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Collateral Agreement. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment and performance, as applicable, in full of the Secured Obligations, the Pledgor pursuant to the Collateral Agreement did, and hereby does, grant and pledge to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, but excluding any Excluded Property, the “IP Collateral”):

[(i) all Patents of the United States of America, including those listed on Schedule I;]

[(ii) all Copyrights of the United States of America, including those listed on Schedule II;]

[(iii) all Trademarks of the United States of America, including those listed on Schedule III;

provided, however, that the foregoing pledge, assignment and grant of security interest will not cover any “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) or 1(d) of the Lanham Act has been filed, to the extent, if any, that any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act.]

SECTION 3. Collateral Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Collateral Agreement. Each Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the IP Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original.

SECTION 5. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[Name of Pledgor]

By:
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title: